Exhibit 10.1

SUPPLEMENTAL EXECUTIVE RETIREMENT INCOME PLAN

FOR NON‑REPRESENTED EMPLOYEES OF

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

AND ITS AFFILIATES

Effective as of January 1, 2017

SUPPLEMENTAL EXECUTIVE RETIREMENT INCOME PLAN
FOR NON‑REPRESENTED EMPLOYEES OF
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
AND ITS AFFILIATES

Public Service Enterprise Group Incorporated (“PSEG”) had established two supplemental executive retirement plans for certain of its and its affiliates’ non-represented employees: the Limited Supplemental Benefits Plan for Certain Employees of Public Service Enterprise Group Incorporated and its Subsidiaries (the “Limited Plan”) and the Mid-Career Hire Supplemental Retirement Income Plan for Selected Employees of Public Service Enterprise Group Incorporated and its Affiliates (the “Mid-Career Plan”). These plans were established for the purpose of assisting in attracting and retaining a stable pool of key managerial and professional talent and developing long‑term key employee commitment by providing specified supplemental retirement income benefits for certain employees who participate in a Qualified Plan.

The Limited Plan and the Mid-Career Plan were each intended to constitute an unfunded plan of deferred compensation for a select group of management or highly compensated employees for purposes of Title 1 of ERISA. Effective as of December 1, 2009, the Limited Plan and the Mid-Career Plan (together, the “Prior Plans”) were merged into a single plan, this Supplemental Executive Retirement Income Plan for Non-Represented Employees of Public Service Enterprise Group Incorporated and Its Affiliates (“SERP”). The merger of these plans was not intended to change the eligibility of or benefits payable to the participants in the Prior Plans.

The SERP was amended effective January 1, 2011 to reflect that participation as to the Mid-Career Hire benefit was frozen.

Effective as of January 1, 2012, the benefit formula under the Final Average Pay Component changed from a 5-year final average pay formula to a 7-year final average pay formula. The change in the benefit formula under the Final Average Pay Component affected the benefits provided under the SERP. Accordingly, the SERP was amended effective January 1, 2012 to reflect these changes. Notwithstanding anything in the SERP to the contrary, the foregoing change shall not apply to Robert Braun, Thomas Joyce and John Perry.

The SERP is being amended effective January 1, 2017 to make certain administrative clarifications.

Section 1. Definitions

When used herein, the words and phrases hereinafter defined shall have the following meanings unless a different meaning is clearly required by the context of the SERP:

1.1     “Affiliate” shall mean (a) any organization while it is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes PSEG ; or (b) any trades or businesses

(whether or not incorporated) while they are under common control (as defined in Section 414(c) of the Code, as modified by Section 415(h) of the Code) with PSEG.

1.2     “Beneficiary” shall mean any person or persons designated by a Participant who may become eligible to receive the benefits provided under the SERP in the event of such Participant’s death.

1.3     “Benefit Commencement Date” shall mean the date that is the Participant’s last day worked plus one day.

1.4    “Board” or “Board of Directors” shall mean the Board of Directors of Public Service Enterprise Group Incorporated.

1.5     “Cash Balance Component” shall mean the Cash Balance Component of the Pension Plan. The Cash Balance Component was formerly the Public Service Enterprise Group Incorporated Cash Balance Pension Plan.

1.6    “CEO” shall mean the Chief Executive Officer of PSEG. If PSEG has no designated Chief Executive Officer, “CEO” shall mean the President of PSEG.

1.7    “Change in Control” shall mean the occurrence of any of the following events:

(a)
Any “person” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time (the “Act”)) is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Act (a “Beneficial Owner”), directly or indi-rectly, of PSEG’s securities of (not including in the securities beneficially owned by such person any securities acquired directly from PSEG or its Affiliates) representing 25% or more of the combined voting power of PSEG then outstanding securi-ties, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)
The following individuals cease for any reason to consti-tute a majority of the number of directors then serving: individuals who, on December 15, 1998, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, includ-ing but not limited to a consent solicitation, relating to the election of directors of PSEG) whose appointment or election by the Board or nomination for election by PSEG’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 15, 1998 or whose appointment, election or nomination for election was previously so approved or recom-mended; or

(c)
There is consummated a merger or consolidation of PSEG or any direct or indirect wholly owned subsidiary of PSEG with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of PSEG outstanding immediately prior to such merger or consoli-dation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of PSEG or any subsidiary of PSEG, at least 75% of the combined voting power of the securities of PSEG or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of PSEG (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of PSEG representing 25% or more of the combined voting power of PSEG’s then outstanding securities; or

(d)
The stockholders of PSEG approve a plan of complete liquidation or dissolution of PSEG or there is consummated an agreement for the sale or disposition by PSEG of all or substantially all of PSEG’s assets, other than a sale or disposition by PSEG of all or substantially all of PSEG’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of PSEG in substantially the same proportions as their own-ership of PSEG immediately prior to such sale.

Notwithstanding the foregoing subsection (a) through (d), a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of PSEG immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of PSEG immediately following such transaction or series of transactions.

1.8     “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to a section of the Code shall also refer to any regulations and other guidance issued under that section.

1.9    “Company” shall mean Public Service Enterprise Group Incorporated and each Participating Affiliate.

1.10     “Compensation” with respect to any Participant shall mean base salary, bonuses (as described below) and overtime up to 20% of base salary. Compensation shall include amounts deferred to the Deferred Compensation Plan for Certain Employees of Public Service Enterprise Group Incorporated and its Affiliates (“Deferred Compensation Plan”). For the period prior to March 5, 2010, refer to the prior SERP document for the definition Compensation.

For purposes of calculating the Mid-Career Hire Benefit for a Participant who is a participant in the Cash Balance Component, Compensation shall not include amounts paid prior in 2006 under the MICP or the SMICP.

For clarification purposes, all bonuses paid under the PSEG Power LLC Incentive Compensation Program for PSEG Energy Resources & Trade LLC Employees (“ER&T Plan”), as limited hereunder, the Performance Incentive Plans (“PIPs”) and the PSEG Power LLC Incentive Compensation Program for Certain Employees of PSEG Energy Solutions LLC (“Energy Solutions Plan”) are included, except those paid under the Long Island Electric Utility ServCo LLC Performance Incentive Plan.

For Participants who are participants in the Cash Balance Component, Compensation for any such year shall not exceed 150 percent of the Participant’s annual base salary in effect as of January 1 of that year. For Participants who are first hired during the Plan Year, for that year, the base salary in effect as of the date of hire shall be used. For Participants who are rehired, the base salary as of the date of rehire shall be used for determining Compensation of the year of the rehire.

For purpose of calculating the Limited Benefit, bonuses paid under the PIP, Energy Solutions Plan, MICP, SMICP and the ER&T Plan are included in Compensation for all years (including those paid prior to 2006).

For purposes of calculating SERP Benefits, bonuses paid under the PIP, Energy Solutions Plan, MICP, SMICP and the ER&T plan are included in Compensation only if the bonus is paid prior to the date of the Participant’s Separation from Service.

1.11      “Credited Service” shall mean the aggregate of all periods of employment with PSEG, an Affiliate or former Affiliate and all periods of additional Credited Service granted to Participants listed on Schedule A by PSEG for which a Participant will be given credit in computing their SERP Benefit. Service with Long Island Electric Utility ServCo LLC, LIPA and/or National Grid shall be taken into account under the SERP to the extent such service is taken into account under the Qualified Plan.

1.12     “Employee” shall mean any individual in the employ of the Company who is not included within a unit of employees covered by a collective bargaining agreement. The term “Employee” shall not include a director of the Company who serves in no capacity other than as a director, a consultant or independent contractor doing work for the Company or a person employed by a consultant or independent contractor doing work for the Company (regardless of whether a determination is made by the Internal Revenue Service or other governmental agency or court after the individual is engaged to perform such services that the individual is an employee of the Company for the purposes of the Code or otherwise).

1.13     “Employee Benefits Committee” shall mean the Employee Benefits Committee of PSEG.

1.14     “Employee Benefits Policy Committee” shall mean the Employee Benefits Policy Committee of PSEG.

1.15    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. A reference to a section of ERISA shall also refer to any regulations and other guidance issued under that section.
‘
1.16    “Final Average Earnings” with respect to a Participant who is entitled to a Limited Benefit:

(a)	And who incurs a Separation from Service before January 1, 2012, shall mean the annual average of the sum of:

(1)	The Participant’s last five years of Compensation, excluding any amounts received as an award under the MICP or the SMICP, without the application of the base pay cap in Section 1.10, and

(2)
The MICP or SMICP awards for the five most recent bonus eligible years (including $0 awards) prior to the Participant’s Separation from Service. If a Participant does not have at least five MICP/SMICP awards, the average shall be determined by using the number of bonus (including PIP bonuses, ER&T Plan bonuses and Energy Solutions Plan bonuses) eligible periods during the five most recent years.

Notwithstanding the foregoing, Final Average Earnings shall not exceed 150 percent of the average of the Participant’s annual base salary in effect as of January 1 for the five years prior to and including the year in which the Participant’s Separation from Service occurs. For the year in which the Participant is hired, the base salary in effect as of the date of hire shall be used. For Participants who are rehired, the base salary as of the date of rehire shall be used for determining Compensation of the year of the rehire.
Bonuses paid under the PIP, Energy Solutions Plan, MICP, SMICP and the ER&T Plan are included in Compensation only if the bonus is paid prior to the date of the Participant’s Separation from Service.

(b)	With respect to a Participant who incurs a Separation from Service on or after January 1, 2012, Final Average Earnings shall mean:

(1)	With respect to periods of service prior to January 1, 2012, Final Average Earnings shall be determined in accordance with subsection (a) above,

except that Separation from Service shall be replaced with December 31, 2011.

(2)
With respect to periods of service after December 31, 2011, the annual average of the sum, (i) the Participant’s last seven years of Compensation beginning after December 31, 2011, excluding any MICP and SMICP awards, without the application of the base pay cap in Section 1.8, and (ii) the MICP or SMICP awards for the seven most recent years (including $0 awards) beginning after December 31, 2011 and prior to the Participant’s Separation from Service. If a Participant does not have at least seven MICP/SMICP awards during the seven most recent years after 2011, the average shall be determined by using the number of bonus (including PIP bonuses, ER&T Plan bonuses and Energy Solutions Plan bonuses) eligible periods after 2011 during the seven most recent years.

Notwithstanding the foregoing, Final Average Earnings shall not exceed 150 percent of the average of the Participant’s annual base salary in effect as of January 1 for the seven years prior to and including the year in which the Participant’s Separation from Service occurs (the annual base salary prior to January 1, 2012 shall not be used in such determination). For the year in which the Participant is hired, the base salary in effect as of the date of hire shall be used. For Participants who are rehired, the base salary as of the date of rehire shall be used for determining Compensation of the year of the rehire.
Bonuses paid under the PIP, Energy Solutions Plan, MICP, SMICP and the ER&T Program are included in Compensation only if the bonus is paid prior to the date of the Participant’s Separation from Service.

1.17    “Final Average Pay Component” shall mean the Final Average Pay Component of the Pension Plan.

1.18    “Limited Benefit” shall mean the benefit payable to a Participant pursuant to Section 3 of the SERP.

1.19     “Mid-Career Hire Benefit” shall mean the benefit payable to a Participant pursuant to Section 2 of the SERP.

1.20     “Mid-Career Hire Surviving Spouse Benefit” shall mean the benefit payable to a Surviving Spouse pursuant to the SERP.

1.21    “Normal Retirement Date” shall mean the first day of the month coinciding with or next following a Participant’s attainment of age 65. In the case of a Participant who is still employed beyond age 65, Normal Retirement Date shall mean the first day of the month coinciding with or next following the date on which the Participant’s Separation from Service occurs.

1.22    “Participant” shall mean any Employee or former Employee who meets the requirements of Sections 2 or 3 of the SERP.

1.23    “Participating Affiliate” shall mean any Affiliate of PSEG which (a) is the sponsor or a Participating Affiliate of the Qualified Plan; (b) adopts the SERP with the approval of the Board of Directors; (c) authorizes the Board of Directors and the Employee Benefits Committee to act for it in all matters arising under or with respect to the SERP; and (d) complies with such other terms and conditions relating to the SERP as may be imposed by the Board of Directors. Participating Affiliate shall not include Long Island Electric Utility ServCo LLC.

1.24    “Pension Plan” shall mean the Pension Plan of Public Service Enterprise Group Incorporated and each predecessor, successor or replacement plan.

1.25    “Qualified Benefit” shall mean the aggregate annual benefit payable to a Participant pursuant to the Qualified Plan by reason of the Participant’s termination of employment with PSEG and all Affiliates for any reason other than death.

1.26    “Qualified Plan” shall mean the Final Average Pay Component or the Cash Balance Component.

1.27     “Qualified Surviving Spouse Benefit” shall mean the aggregate annual benefit payable to the Surviving Spouse of a Participant pursuant to the Qualified Plan, in the event of the death of the Participant at any time prior to commencement of payment of the Participant’s Qualified Benefit.

1.28    “Plan Year” shall mean the calendar year.

1.29    “Reinstatement Plan” shall mean the Retirement Income Reinstatement Plan for Non‑Represented Employees of Public Service Enterprise Group Incorporated and its Affiliates.

1.230    “Reinstatement Benefit” shall mean the annual benefit payable to a Participant pursuant to the Reinstatement Plan for any reason other than death.

1.31     “Reinstatement Surviving Spouse Benefit” shall mean the annual benefit payable to the Surviving Spouse of a Participant pursuant to the Reinstatement Plan in the event of the death of the Participant at any time prior to commencement of payment of their Reinstatement Benefit.

1.32    “Retirement” shall mean:

(a)
In the case of a Participant who is a participant in the Final Average Pay Component, a Separation from Service either (1) after attaining age 65, (2) following the date when the sum of the Participant’s age and credited service (as defined in the Final Average Pay Component) equals or exceeds 80, or (3) a disability determination under the Final Average Pay Component.

(b)
In the case of a Participant who is a participant in the Cash Balance Component, a Separation from Service after either (1) attaining age 65, (2) attaining age 55 and completing five or more years of credited service (as defined in the Cash Balance Component), or (3) a disability determination under the Cash Balance Component.

1.33    “Retirement Plans” shall mean all qualified defined benefit plans maintained by employers other than PSEG or any of its Affiliates.

1.34    “Separation from Service” shall mean, subject to subsections (a) and (b) below, a Participant’s termination from employment with PSEG and all Affiliates, whether by retirement or resignation from or discharge by PSEG or an Affiliate.

(a)	A Separation from Service shall be deemed to have occurred if a Participant and PSEG or any Affiliate reasonably anticipates, based on the facts and circumstances, that either:

(i)	The Participant will not provide any additional services for PSEG or an Affiliate after a certain date; or

(ii)
The level of bona fide services performed by the Participant after a certain date will permanently decrease to no more than 50 percent of the average level of bona fide services performed by the Participant over the immediately preceding 36 months.

(b)
If a Participant is absent from employment due to military leave, sick leave or any other bona fide leave of absence authorized by PSEG or an Affiliate and there is a reasonable expectation that the Participant will return to perform services for PSEG or an Affiliate, a Separation from Service will not occur until the later of:

(i)	The first date immediately following the date that is six months after the date that the Participant was first absent from employment; or

(ii)	The date the Participant no longer retains a right to reemployment, to the extent the Participant retains a right to reemployment with PSEG or any Affiliates under applicable law or by contract.

If a Participant fails to return to work upon the expiration of any military leave, sick leave or other bona fide leave of absence where such leave is for less than six months, the Separation from Service shall occur as of the date of the expiration of such leave.

1.35     “SERP” shall mean this Supplemental Executive Retirement Income Plan for Non-Represented Employees of Public Service Enterprise Group Incorporated and Its Affiliates.

1.36    “Specified Employee” shall mean any individual who is a key employee (as defined in Section 416(i) of the Code without regard to Section 416(i)(5) of the Code) of PSEG or an Affiliate at any time during the 12-month period ending on each December 31 (the “identification date”). If an individual is a key employee as of an identification date, the individual shall be treated as a Specified Employee for the 12-month period beginning on the April 1 following the identification date. Notwithstanding the foregoing, an individual shall not be treated as a Specified Employee unless any stock of PSEG or an Affiliate is publicly traded on an established securities market or otherwise.

1.37     “SERP Benefit” shall mean the benefit payable to a Participant pursuant to the SERP by reason of the Participant’s Separation from Service with PSEG and all Affiliates for any reason other than death, which shall include the Mid-Career Hire Benefit and Limited Benefit.

1.38    “Surviving Spouse” shall mean a person who is married to a Participant on date of the Participant’s death.

Section 2. Mid-Career Hire Benefit

2.1    Eligibility. Effective January 1, 2011, participation in the Mid-Career Hire Benefit was closed. Prior to January 1, 2011, the CEO selected Employees who were eligible for a Mid-Career Hire Benefit and who were granted extra Credited Service. These Employees are listed in Schedule A. Upon selection for participation in the SERP, the CEO designated the number of years of additional Credited Service to which such Participant shall be entitled to in the calculation of their Mid-Career Hire Benefit.

Each Participant listed on Schedule A that incurs a Separation from Service after becoming vested in their benefits payable under the Qualified Plan shall be eligible to receive a Mid-Career Hire Benefit. If a Participant described in the preceding sentence dies prior to commencement of payment of their Qualified Benefit, such Participant’s Surviving Spouse shall be eligible to receive a Mid-Career Hire Surviving Spouse Benefit.

2.2    Benefit Formula. The Mid-Career Hire Benefit payable to an eligible Participant shall be equal to (a) or (b), as applicable:

(a)	Final Average Pay Component Participant. The Mid-Career Hire Benefit payable to a Final Average Pay Component Participant shall be equal to the excess of (i) over (ii) where:

(i)
Is the sum of (A) the amount of the Qualified Benefit, and (B) the amount of Reinstatement Benefit to which the Participant would have been entitled as of their Normal Retirement Date if such benefits were computed using the additional years of Credited Service granted to the Participant; and

(ii)	Is the sum of: (A) the Qualified Benefit, and (B) and Reinstatement Benefit as of their Normal Retirement Date.

The amounts described in (i) and (ii) shall be computed as of the date of Separation from Service of the Participant with PSEG and all Affiliates in the form of a single life annuity commencing on their Normal Retirement Date.

The Mid-Career Hire Benefit shall be calculated as a single life annuity commencing on the Participant’s Normal Retirement Date. If payment of a Participant’s Mid-Career Hire Benefit commences or is paid before their Normal Retirement Date, the benefit amount calculated pursuant to this paragraph (a) shall be reduced for early commencement in accordance with the early retirement reduction factors applicable to calculation of the Participant’s benefit under the Final Average Pay Component.

For Final Average Pay Component Participants who incur a Separation from Service after December 31, 2011, the additional years of Credited Service shall be applied to the 7-year final average pay formula for the Qualified Benefit and Reinstatement Benefit.

(b)	Cash Balance Component Participant. The Mid-Career Hire Benefit payable to a Cash Balance Component Participant shall be equal to the excess of (i) over (ii) where:

(i)
Is the sum of (A) the amount of the Qualified Benefit, and (B) the amount of Reinstatement Benefit to which the Participant would have been entitled as of their Benefit Commencement Date if such benefits were computed using the additional years of Credited Service; and

(ii)	Is the sum of: (A) the Qualified Benefit, and (B) Reinstatement Benefit as of their Benefit Commencement Date.

The Mid-Career Hire Benefit shall be calculated as of a single life annuity commencing on the Participant’s Benefit Commencement Date.

The additional years of Credited Service shall be credited as of the Cash Balance Component Participant’s date of hire once they become effective pursuant to individual agreement under which they were granted.

2.3    Form Payment.

(a)	The Mid-Career Hire Benefit payable to a Participant shall be paid as follows:

(i)
If the Participant’s Separation from Service occurs prior to Retirement, the Mid-Career Hire Benefit shall be paid in a lump sum distribution (the lump sum amount shall be based on a deferred to age 65 lump sum factor).

(ii)
Except as provided in subsection (c), if the Participant’s Separation from Service occurs on or after their Retirement, the Participant may elect to have the Mid-Career Hire Benefit paid in the form of a single life annuity or a joint and survivor annuity.

(A)	The single life annuity option is an annuity providing equal monthly payments for the lifetime of the Participant with no survivor benefits.

(B)
The joint and survivor annuity option is a reduced monthly benefit payable to the Participant for life and to a Beneficiary for the lifetime of the Beneficiary in an amount equal to 50 percent, 75 percent, or 100 percent (as elected by the Participant) of the amount payable during the Participant’s lifetime. The pop-up rules under the Qualified Plan shall apply.

(b)
A Participant election as to an annuity form of payment pursuant to paragraph (a)(ii) shall also apply to any benefits payable to the Participant under the Reinstatement Plan and the Limited Benefit. If a Participant fails to make a timely election, their Mid-Career Hire Benefit shall be paid in the form of:

(i)	A single life annuity, if they are not married as of their Benefit Commencement Date; or

(i)	A 50 percent joint and survivor annuity with their spouse as Beneficiary, if they are married as of their Benefit Commencement Date. The pop-up rules under the Qualified Plan shall apply.

If a Participant elects a joint and survivor annuity, but their Beneficiary dies before the Participant’s Benefit Commencement Date, the Participant’s Mid-Career Hire Benefit shall be paid in the form of a single life annuity unless the Participant validly elects a new form of payment pursuant to this subsection.

(c)
Notwithstanding paragraphs (a) and (b), if the Participant’s total vested benefit under the SERP and the Reinstatement Plan, as presently valued at the time of commencement of the payment of such benefit, does not exceed $30,000, benefits under the SERP and the Reinstatement Plan shall be paid in a single lump sum distribution. If the Participant does not meet the criteria for Retirement, the lump sum amount shall be based on the deferred to age 65 lump sum factor. If the Participant does meet the criteria for Retirement, the lump sum amount shall be based on the immediate lump sum factor.

2.4    Timing of Payment. Except as otherwise provided, payment of a Participant’s Mid-Career Hire Benefit shall commence or shall be paid within the 90-day period following Benefit Commencement Date, but in no event later than the last day permitted under Section 409A of the

Code for treating a delayed payment as having been made on such payment date. If a Mid-Career Hire Benefit is payable as a lump sum, no interest shall be paid to the Participant for the period between the Benefit Commencement Date and the actual payment date, except as provided for below with respect to Specified Employees.

If the Participant is a Specified Employee, payment of the Participant’s Mid-Career Hire Benefit shall actually commence or shall be paid as of the last day of the month coinciding with or next following the six-month anniversary of the Participant’s Separation from Service. In any case where the payment of benefits is delayed pursuant to this paragraph, the Participant’s Mid-Career Hire Benefit shall be calculated as of the Benefit Commencement Date. Any annuity payments to which the Participant would be entitled during the first six months after their Separation from Service shall be accumulated and paid to the Participant without interest as of the last day of the month coinciding with or next following the six-month anniversary of their Separation from Service. If the Participant’s Mid-Career Hire Benefit is payable in the form of a lump sum distribution, the benefit shall be increased with interest at the rate of:

(a)	The first segment rate as determined pursuant to Section 417(e)(3)(C) and (D) of the Code for the second month preceding the first day of the Plan Year in which the Separation from Service occurs; or

(b)	6 percent, in the case of a Participant who is a participant in the Cash Balance Component.

Payment of the Participant’s Mid-Career Hire Benefit shall not be delayed or accelerated, except as provided in this subsection. If the Employee Benefits Committee determines that a delay or acceleration of a Participant’s Mid-Career Hire Benefit complies with the requirements of Section 409A of the Code (including an acceleration to pay employment taxes), the Employee Benefits Committee may either delay or accelerate the payment of the Mid-Career Hire Benefit in accordance with the terms of Section 409A of the Code as it deems advisable in its sole discretion. If any payment is delayed in accordance with this paragraph, the SERP shall pay such delayed payments without interest following the expiration of the delay.

2.5     A Mid-Career Hire Benefit which is payable in any form other than a single life annuity shall be the actuarial equivalent of the Mid-Career Hire Benefit set forth in Section 2.4 of the SERP, as determined by the same actuarial adjustments as those specified in the Qualified Plan, as applicable, with respect to determination of the amount of Qualified Benefit as of the Benefit Commencement Date, except as necessary to comply with Section 409A of the Code.

2.6     If a Participant who is receiving annuity payments under the SERP is rehired, such annuity payments shall continue during the period of reemployment. Since the Mid-Career Hire Benefit is closed to participation as of January 1, 2011, Participants rehired after such date shall not accrue an additional Mid-Career Hire Benefit.

2.7     Mid-Career Hire Surviving Spouse Benefit.

(a)	Final Average Pay Component Participant. If a married Participant dies prior to commencement of payment of their Mid-Career Hire Benefit, a Mid-Career Hire

Surviving Spouse Benefit shall be payable to the Participant’s Surviving Spouse. The Mid-Career Hire Surviving Spouse Benefit shall be equal to the excess of (i) over (ii) where:

(i)
Is the sum of: the amount of the Qualified Plan Surviving Spouse Benefit and the amount of Reinstatement Plan Surviving Spouse Benefit to which the Surviving Spouse would have been entitled under those plans, as of the Participant’s Normal Retirement Date if such benefits were computed with the additional years of Credited Service; and

(ii)
Is the sum of the Qualified Plan Surviving Spouse Benefit Surviving Spouse Benefit and Reinstatement Plan Surviving Spouse Benefit payable to the Surviving Spouse as of the Participant’s Normal Retirement Date.

If applicable, the Mid-Career Hire Surviving Spouse Benefit shall be reduced for early commencement in accordance with the reduction factors applicable to calculation of a Qualified Plan Surviving Spouse Benefit.

(b)
Cash Balance Component Participant. If a Participant dies prior to commencement of payment of their Mid-Career Hire Benefit, a Mid-Career Hire Surviving Spouse Benefit shall be payable to the Participant’s Spouse. The Mid-Career Hire Surviving Spouse Benefit shall be equal to the excess of (i) over (ii) where:

(i)
Is the sum of the amount of the Cash Balance Component account and the amount of Reinstatement Plan Surviving Spouse Benefit to which the Surviving Spouse would have been entitled under the Qualified Plan and the Reinstatement Plan, as of the Participant’s Normal Retirement Date if such benefits were computed with the additional years of Credited Service; and

(ii)	Is the sum of the Qualified Surviving Spouse Benefit and the Reinstatement Plan Surviving Spouse Benefit payable to the Surviving Spouse as of the Participant’s Normal Retirement Date.

2.8    The Mid-Career Hire Surviving Spouse Benefit shall be paid as follows:

(a)	If the Participant’s death occurs prior to Retirement, the present value of the Mid-Career Hire Surviving Spouse Benefit shall be paid in a single lump sum distribution.

(b)
If the Participant’s death occurs on or after Retirement, the Mid-Career Hire Surviving Spouse Benefit shall be payable in monthly installments over the life of the Surviving Spouse. Notwithstanding the preceding sentence, if the present value of the total benefit payable to the Surviving Spouse under the SERP and the Reinstatement Plan does not exceed $20,000, the benefit payable shall be made in a single lump sum distribution.

2.9    Payment of the Mid-Career Hire Surviving Spouse Benefit shall commence or shall be paid as of the last day of the month in which the Participant’s death occurs and within 90 days after such date, but in no event later than the last day permitted under Section 409A of the Code for treating a delayed payment as having been made on such payment date.

2.10    With respect to Participants who had a Separation from Service prior to January 1, 2005, the provisions of the SERP as of December 31, 2004 regarding the timing and form of payment of Mid-Career Hire Benefits or Mid-Career Hire Surviving Spouse Benefits shall apply. The timing and form of payment of such Mid-Career Hire Benefits or Mid-Career Hire Surviving Spouse Benefits are linked to the timing and form of payment of the Qualified Benefits. As such, the SERP is considered “grandfathered” under Section 409A of the Code.

Section 3. Limited Benefits

3.1    Each Employee nominated by the CEO and designated by the Employee Benefits Policy Committee shall be a Schedule B Participant and shall be eligible to a Limited Benefit provided for in this Section 3 of the SERP. The CEO shall nominate such select and key Employees based upon such criteria as they shall deem appropriate due to the Employee’s responsibilities and opportunity to contribute substantially to the financial and operating objectives of PSEG. The names of all Participants designated hereunder shall be listed in Schedule B to the SERP.

3.2    If a Schedule B Participant dies while in the active employment of PSEG or an Affiliate, the Participant’s Beneficiary will receive an amount equal to 150% of the annual rate of salary of the Participant in effect at the date of death, adjusted to the nearest $1,000. Payment shall be made in a lump sum as of the first day of the month following the Participant’s date of death, but in no event later than the last day permitted under Section 409A of the Code for treating a delayed payment as having been made on such payment date.

3.3    At Retirement, each Schedule B Participant will be eligible for a Limited Benefit calculated as provided in this Section 3 of the SERP.

Notwithstanding any other provision of the SERP to the contrary, the Limited Benefit hereunder payable to Frederick W. Lark and Richard D. Quinn, III, each of whom commenced a phased retirement during 2008, shall be calculated as of December 31, 2008 and shall be paid commencing as of January 31, 2009.
3.4    The Limited Benefit shall be calculated as follows:
(a)    Final Average Pay Component Participants:

(i)
The Participant’s Compensation shall be multiplied by an amount equal to one one-hundredth of the sum of (x) the number of the Participant’s years of Credited Service under the Final Average Pay Component at Retirement (including any additional years of age and Credited Service provided to the Participant in accordance with any employment, change in control, or similar arrangement applicable to the Participant so long as the

Participant incurs a Separation from Service from PSEG and its Affiliates during the two-year period commencing upon the date of a Change in Control), (y) the number of any additional years of Credited Service credit to which the Participant may be entitled under Section 2 of the SERP or any written arrangement with PSEG or an Affiliate (excluding any written arrangement between PSEG or an Affiliate and the Participant relating to a Change in Control), and (z) 30; but, in no event, shall the multiple be greater than 0.75.

(ii)
The amount determined under subparagraph (i) of this Section 3.4(a) shall be reduced by the sum of (x) the amount the Participant would be entitled to at Retirement as an annual pension benefit under the Final Average Pay Component, Section 2 of the SERP and the Reinstatement Plan calculated as a single life annuity payable at the Participant’s Normal Retirement Date without reduction for any pre-retirement survivor’s option coverage or any reduction for early retirement, (y) 100% of the amount of the unreduced annual Social Security benefit to which the Participant would be entitled at age 65 (or such other age which may be established by the Social Security Administration from time to time as the earliest age at which a Participant may receive an unreduced benefit thereunder), assuming that the Participant has no earnings from the date of Retirement to age 65 (or such other applicable age), or, if greater, any disability benefit under Social Security to which the Participant may be entitled, and (z) the aggregate of the annual benefits to which the Participant is entitled under all Retirement Plans as of the date the Participant is employed by PSEG or an Affiliate, such Social Security Benefits and benefits under all Retirement Plans to be calculated as single life annuities without any reductions, under rules, procedures and equivalents determined by the Employee Benefits Committee. To determine the amounts referred to under (y) and (z) above, the Participant shall file a declaration of all such amounts with the Corporate Benefits Department in such form as the Employee Benefits Committee may require from time to time. No benefit shall be paid under the SERP until such a declaration, in satisfactory form, shall be so filed. If a Participant is granted a disability Social Security benefit, they shall notify the Corporate Benefits Department thereof within 30 days thereof, and the Participant’s retirement benefit under this section of the SERP shall be adjusted accordingly. The Company shall be entitled to rely on such statements in making payment, and if any such statement is incorrect or is not furnished, the Company shall be entitled to reimbursement from the Participant, the Beneficiary or their legal representatives for any overpayment and may reduce or suspend future payments to recover any such overpayment. In the event it is established to the satisfaction of the Employee Benefits Committee, in its sole discretion, that any such statement was intentionally false or omitted, the Participant or Beneficiary shall be entitled to no further payments under this section of the SERP, and the Company shall be entitled to recover any payments made hereunder.

(iii)
For Participants who incur a Separation from Service after December 31, 2011, the number of any additional years of Credited Service granted to a Participant under Subsection 3.4(a)(i)(y) of the SERP that a Participant may be entitled under Section 2 of the SERP or any written arrangement with PSEG or an Affiliate shall be applied to the 7-year final average pay formula. The 30 points credited to a Participant under Subsection 3.4(a)(i)(z) of the SERP shall be prorated based on the number of actual years of Credited Service that a Participant has as of December 31, 2011 and has during the period beginning on January 1, 2012 and ending on the date they incur a Separation from Service, without regard to any additional years of Credited Service granted to the Participant under Subsection 3.4(a)(i)(y) and without regards to any cap on Credited Service.

(b)    Cash Balance Component Participants:

(i)
The Participant’s Compensation shall be multiplied by an amount equal to one one-hundredth of the sum of (x) the number of the Participant’s years of Credited Service under the Final Average Pay Component with which such Participant would have been credited at Retirement had the Participant participated in the Final Average Pay Component from their date of hire and including any additional years of age and Credited Service provided to the Participant in accordance with any employment, change in control, or similar arrangement applicable to the Participant so long as the Participant incurs a termination of service from PSEG and its Affiliates during the two-year period commencing upon the date of a Change in Control, (y) the number of any additional years of Credited Service to which the Participant may be entitled under Section 3 of the SERP or any written arrangement with PSEG or an Affiliate (excluding any written arrangement between PSEG or an Affiliate relating to a Change in Control) and (z) 30; but, in no event, shall the multiple be greater than 0.75.

(ii)
The amount determined under subparagraph (i) of this Subsection 3.4(b) shall be reduced by the sum of (x) the amount the Participant would be entitled to at Retirement as an annual pension benefit under the Cash Balance Component, Section 2 of the SERP and the Reinstatement Plan calculated as a single life annuity payable at the Participant’s Normal Retirement Date, (y) 100% of the amount of the unreduced annual Social Security benefit to which the Participant would be entitled at age 65 (or such other age which may be established by the Social Security Administration from time to time as the earliest age at which a Participant may receive an unreduced benefit thereunder), assuming that the Participant has no earnings from the date of Retirement to age 65

(or such other applicable age), or, if greater, any disability benefit under Social Security to which the Participant may be entitled, and (z) the aggregate of the annual benefits to which the Participant is entitled under all Retirement Plans as of the date the Participant is employed by PSEG or an Affiliate, such Social Security Benefits and benefits under all Retirement Plans to be calculated as single life annuities without any reductions, under rules, procedures and equivalents determined by the Employee Benefits Committee. To determine the amounts referred to under (y) and (z) above, the Participant shall file a declaration of all such amounts with the Corporate Benefits Department in such form as the Employee Benefits Committee may require from time to time. No benefit shall be paid under the SERP until such a declaration, in satisfactory form, shall be filed. If a Participant is granted a disability Social Security benefit, they shall notify the Corporate Benefits Department thereof within 30 days thereof, and the Participant’s retirement benefit under the SERP shall be adjusted accordingly. The Company shall be entitled to rely on such statements in making payment, and if any such statement is incorrect or is not furnished, the Company shall be entitled to reimbursement from the Participant, the Beneficiary or their legal representatives for any overpayment and may reduce or suspend future payments to recover any such overpayment. In the event it is established to the satisfaction of the Employee Benefits Committee, in its sole discretion, that any such statement was intentionally false or omitted, the Participant or Beneficiary shall be entitled to no further payments under this section of the SERP, and the Company shall be entitled to recover any payments made hereunder.

(iii)
For Participants who incur a Separation from Service after December 31, 2011, the number of any additional years of Credited Service granted to a Participant under Subsection 3.4(b)(i)(y) of the SERP that a Participant may be entitled under Section 2 of the SERP or any written arrangement with PSEG or an Affiliate shall be applied to the 7-year final average pay formula. The 30 points credited to a Participant under Subsection 3.4(b)(i)(z) of the SERP shall be prorated based on the number of actual years of Credited Service that a Participant has as of December 31, 2011 and has during the period beginning on January 1, 2012 and ending on the date they incur a Separation from Service, without regard to any additional years of Credited Service granted to the Participant under Subsection 3.4(b)(i)(y) and without regards to any cap on Credited Service.

3.5	Forms of Payment.

(a)	The annual amount determined under Section 3.4 shall be paid in the form of a life annuity; either a single life annuity or a joint and survivor annuity, as elected by the Participant.

(a)	The single life annuity option is an annuity providing equal monthly payments for the lifetime of the Participant with no survivor benefits.

(i)
The joint and survivor annuity option is a reduced monthly benefit payable to the Participant for life and to a surviving named Beneficiary for the lifetime of the Beneficiary in an amount equal to 50%, 75%, or 100% (as elected by the Participant) of the amount payable during the Participant’s lifetime.

Notwithstanding the preceding provisions, if the present value of the Participant’s total vested benefit under the Reinstatement Plan and the SERP does not exceed $30,000, their Limited Benefit shall be paid a single lump sum distribution. The lump sum amount shall be based on the immediate lump sum factor.

(b)
A Participant may elect an annuity form of payment pursuant to paragraph (a) at any time before their Benefit Commencement Date. If a Participant fails to make a timely election, their retirement benefit shall be paid in the form of:

(i)	A single life annuity, if they are not married as of their benefit commencement date; or

(ii)	A 50 percent joint and survivor annuity with their spouse as Beneficiary, if they are married as of their benefit commencement date.

(c)
Except as otherwise provided in this paragraph (c), payment of a Participant’s Limited Benefit shall commence or be paid within the 90-day period following Benefit Commencement Date, but in no event later than the last day permitted under Section 409A of the Code for treating a delayed payment as having been made on such payment date.

If the Participant is a Specified Employee, payment of the Participant’s Limited Benefit shall commence or shall be made as of the last day of the month coinciding with or next following the six-month anniversary of the Participant’s Retirement date. In any case where the payment of benefits is delayed pursuant to this paragraph, the Participant’s Limited Benefit shall be calculated as of the Participant’s Benefit Commence Date. Any annuity payments to which the Participant would be entitled during the first six months after their Retirement shall be accumulated and paid to the Participant without interest as of the last day of the month coinciding with or next following the six‑month anniversary of their Retirement.

If the Participant’s Limited Benefit is payable in the form of a lump sum distribution, the benefit shall be increased with interest at the first segment rate as determined pursuant to Section 417(e)(3)(C) and (D) of the Code for the second month preceding the first day of the Plan Year in which the Retirement occurs.

Payment of the Participant’s benefit shall not be delayed or accelerated, except as provided in this subsection. If the Employee Benefits Committee determines that a delay or acceleration of a Participant’s benefit complies with the requirements of Section 409A of the Code (including an acceleration to pay employment taxes), the Employee Benefits Committee may either delay or accelerate the payment of the benefit in accordance with the terms of Section 409A of the Code as it deems advisable in its sole discretion. If any payment is delayed in accordance with this paragraph, the SERP shall pay such delayed payments without interest following the expiration of the delay.

(d)
If a Participant earns a Limited Benefit after a Retirement, any annuity benefits being paid to the Participant shall be increased to reflect such additional accruals as of the January 1 following the Plan Year in which such Limited Benefit accrues. If the Participant received a lump sum distribution of their Limited Benefit as of the earlier Retirement, the value of the additional accruals shall be paid to them in a lump sum distribution as of the January 1 following the Plan Year in which such additional benefit accrues.

Notwithstanding the foregoing, if a Participant named in Subsection 3.3 earns an additional retirement benefit after December 31, 2008, the additional accruals shall be payable as of the Participant’s Retirement as otherwise provided in this Section 3.

3.6    With respect to Participants who had a Separation from Service prior to January 1, 2005, the provisions of the SERP as of December 31, 2004 regarding the timing and form of payment of Limited Benefits shall apply. The timing and form of payment of such Limited Benefits are linked to the timing and form of payment of the Qualified Benefits. As such, the SERP is considered “grandfathered” under Section 409A of the Code.

Section 4. Administration of the SERP

4.1     The Employee Benefits Committee shall be the named fiduciary of the SERP responsible for the general operation and administration of the SERP and for carrying out the provisions thereof. The Employee Benefits Committee shall have discretionary authority to construe the terms of the SERP and shall be the final arbiter of any questions that may arise under the SERP.

4.2     The Employee Benefits Committee shall adopt such rules and procedures as it deems necessary and advisable to administer the SERP and to transact its business. Subject to the other requirements of this Section 4, the Employee Benefits Committee may:

(a)	Employ agents to carry out non‑fiduciary responsibilities;

(b)	Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

(c)	Consult with counsel, who may be counsel to PSEG or an Affiliate; and

(d)	Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among its members.

However, any action described in paragraphs (b) or (d) of this Subsection 4.2, and any modification or rescission of any such action, may be effected by the Employee Benefits Committee only by a resolution approved by a majority of the Employee Benefits Committee. The Employee Benefits Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Employee Benefits Committee with respect to the SERP.

4.3    The Employee Benefits Committee shall keep written minutes of all its proceedings, which shall be open to inspection by the Board of Directors. In the case of any decision by the Employee Benefits Committee with respect to a claim for benefits under the SERP, such Employee Benefits Committee shall include in its minutes a brief explanation of the grounds upon which such decision was based.

4.4     In performing their duties, the members of the Employee Benefits Committee shall act solely in the interest of the Participants in the SERP and their Beneficiaries and

(a)	For the exclusive purpose of providing benefits to Participants and their Beneficiaries;

(b)
With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of alike character and with like aims; and

(c)	In accordance with the documents and instruments governing the SERP insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

4.5     In addition to any other duties the Employee Benefits Committee may have, the Employee Benefits Committee shall review the performance of all persons to whom the

Employee Benefits Committee shall have delegated or allocated fiduciary duties pursuant to the provisions of this Section 4.

4.6     The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, members of the Employee Benefits Committee, directors and employees of PSEG and its Affiliates, and all such former members, directors and employees, for any and all expenses, liabilities or losses arising out of any act or omission relating to the rendition of services for or the management and administration of the SERP.

4.7     No member of the Employee Benefits Committee nor any delegee thereof shall be personally liable by virtue of any contract, agreement or other instrument made or executed by them or on their behalf in such capacity.

Section 5. Claims Procedure and Status Determination

5.1    Claims for benefits under the SERP and requests for a status determination shall be filed in writing with the Employee Benefits Committee or its delegee.

5.2     In the case of a claim for benefits, written notice shall be given to the claiming Participant or Beneficiary of the disposition of such claim, setting forth specific reasons for any denial of such claim in whole or in part. If a claim is denied in whole or in part, the notice shall state that such Participant or Beneficiary may, within sixty days of the receipt of such denial, request in writing that the decision denying the claim be reviewed by the Employee Benefits Committee and provide the Employee Benefits Committee with information in support of their position by submitting such information in writing to the Secretary of the Employee Benefits Committee.

5.3     The Employee Benefits Committee shall review each claim for benefits which has been denied in whole or in part and for which such review has been requested and shall notify, in writing, the affected Participant or Beneficiary of its decision and the reasons therefor.

5.4     In the case of a request for status determination, written notice shall be given to the requesting person within a reasonable time setting forth specific reasons for the decision.

Section 6. Amendment or Termination

6.1     PSEG reserves the right to amend or terminate the SERP when, in the sole opinion of PSEG, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board or of the Employee Benefits Policy Committee and shall be effective as provided for in such resolution.

6.2     No amendment or termination of the SERP shall directly or indirectly deprive any current or former Participant, Beneficiary or Surviving Spouse of a previously acquired right unless such Participant or Beneficiary or legal representative shall consent to such change. Provided, further, however, that after a Change in Control, the SERP may not be terminated nor the benefit calculation reduced with respect to any Participant in the SERP on the date of such

Change in Control unless such Participant or their Beneficiary or their legal representative shall consent to such change. No right to a death benefit under Section 3 of the SERP shall accrue until a Schedule B Participant’s death and no right to a Limited Benefit under Section 3 of the SERP shall accrue until a Schedule B Participant’s Retirement.

6.3    In the event of the termination of the SERP, vested benefits hereunder shall be distributed in a single lump sum as soon as practicable after the date the SERP is terminated if such distribution is permitted because the SERP is terminated in accordance with the termination provisions of Section 409A of the Code and related regulations or, in other cases, at the earliest time otherwise permitted under the terms of the SERP in accordance with Section 409A of the Code and related regulations.
Section 7. General Provisions

7.1    The SERP at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of PSEG or any Affiliate for payment of any benefits hereunder. No Participant, Beneficiary, Surviving Spouse or any other person shall have any interest in any particular assets of PSEG or any Affiliate by reason of the right to receive a benefit under the SERP and any such Participant, Beneficiary, Surviving Spouse or other person shall have only the rights of a general unsecured creditor with respect to any rights under the SERP.

7.2    Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Benefit or a Qualified Surviving Spouse Benefit shall also be applicable to a SERP Benefit or a SERP Surviving Spouse Benefits payable hereunder. Any Qualified Benefit or Qualified Surviving Spouse Benefit, or any other benefit payable under the Qualified Plan shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in the SERP shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

7.3     Nothing contained in the SERP shall constitute a guaranty by the Company or any other entity or person that the assets of PSEG or any Affiliate will be sufficient to pay any benefit hereunder.

7.4     No Participant or Surviving Spouse shall have any right to a benefit under the SERP except in accordance with the terms of the SERP. The payment of any death or survivorship benefit under the SERP shall be contingent upon such evidence of death as may be reasonably required by the Employee Benefits Committee.

7.5     The SERP shall not constitute a contract for the continued employment of any Participant by the Company or any Affiliate. PSEG and each Affiliate reserve the right to modify a Participant’s Compensation at any time and from time to time as it considers appropriate and to terminate any Participant’s employment for any reason at any time notwithstanding the SERP.

7.6     No interest of any person or entity in, or right to receive a benefit under, the SERP shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor any such interest or right to receive a benefits be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

7.7     The SERP shall be construed and administered under the laws of the United States and the State of New Jersey to the extent not superseded by Federal law. The SERP is specifically intended to comply with the provisions of Section 409A of the Code and it shall automatically incorporate all applicable restrictions of Section 409A of the Code and its related regulations, and PSEG will amend the SERP to the extent necessary to comply with those requirements. The timing under which a Participant will have a right to receive any payment under the SERP will be deemed to be automatically modified, and a Participant’s rights under the SERP limited to conform to any requirements under Section 409A of the Code.

7.8     Actuarial assumptions to determine the present value of any benefit hereunder shall be the same as used to determine the present value of benefits under the Qualified Plan.

7.9     If any person entitled to a benefit payment under the SERP is deemed by the Employee Benefits Committee to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Employee Benefits Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the SERP therefor.

7.10     The SERP shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company’s assets or businesses or with or into or which the Company may be consolidated or merged.

7.11    Any notice to a Participant, a Beneficiary or any legal representative hereunder shall be given in writing, by personal delivery, overnight express service or by United States mail, postage prepaid, addressed to such person’s last known address. Any notice to the Company or the Employee Benefits Committee hereunder (including the filing of beneficiary designations) shall be given by delivering it in person or by overnight express service, or depositing it in the United States mail, postage prepaid, to the Secretary of the Employee Benefits Committee, Public Service Enterprise Group Incorporated, 80 Park Plaza, T-5, P.O. Box 1171, Newark, New Jersey, 07101.

7.12    Each Participant shall keep the Company informed of their current address and the current address of their spouse. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant’s SERP Benefit may first be made, payment may be made as though the Participant had died at the end of the three‑year period. If, within one additional year after such three‑year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

7.13    Failure by the Company or the Employee Benefits Committee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

7.14    The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision of the SERP.

7.15     Notwithstanding any of the preceding provisions of the SERP, the Company, the Employee Benefits Committee or any individual acting as an employee or agent of the Company or the Employee Benefits Committee shall be liable to any Participant, former Participant, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with the SERP.

Section 8. Miscellaneous

8.1    As used herein, words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless otherwise required by the context. Any headings used herein are included for ease of reference only and are not to be construed so as to alter the terms hereof.

*    *    *

_/s/ Margaret M Pego_                        ___July 10, 2017
Signature                                 Date

MID-CAREER HIRE BENEFITS

SCHEDULE A
PARTICIPANTS

1.	Edwin Eilola Director Projects
2. Davison, Paul J.             VP Nuclear Engineering
3. Izzo, Ralph                Chairman of Board, President & CEO-PSEG
4. Knaide, Kenneth M.            Sr. Dir. Engineering

LIMITED BENEFITS

SCHEDULE B
PARTICIPANTS

1. Bishop, Craig, J.             Sr. Director - IT Infrastructure & Ops
2. Cardenas, Jorge L.          VP-Asset Mgmt & Centralized Srvs
3. Castellano, Raymond C.         Mgr Application Support
4. Doherty, John F.                Associate Gen. Environ. Counsel
5. Izzo, Ralph                 Chairman of Board, President & CEO-PSEG
6. Krueger, Jr. Robert C.            VP - Assistant Controller - Tax
7. LaRossa, Ralph A.             President & COO PSE&G & COB PSEG LI
8. Leibowitz, Donald S.             Associate Gen. Corp Counsel
9. Levis, William (eff. 1/16/13)        President & COO
10. Leyden, Shawn P.             VP & Deputy General Counsel
11. MacDonald, Joan C.             Project Mgr.
12. Mack, Ronald J.             Exec. Director Medical
13. Mnich, Lorraine                Mgr. Corp Capital Invest
14. Orticelle, Arthur (retired 4/1/17)     Division Manager - Electric
15. Oster, Steven B.             Dir. Asset Portfolio
16. Pego, Margaret M.            SVP - HR & Chief HR Officer
17. Quinn, Kevin J.              VP - Finance Power
18. Scarlata, John P. (retired 34/4/17_    VP - Gas Supply
19. Schroeder, Brian H.            Principal Enterprise Architect
20. Sugam, Richard J.             Dir. EH&S Compliance & Planning
21. Tripodi, Raymond A.            Mgr. Transmission Permitting
22. Tuosto, Michael R.            General Manager Public Affairs
23. Wernsing, Richard W.            Dir. Strategic Rel & Delivery Planning
24. Weyant, Donald W.            Mgr. Regulatory Compliance